AUDITS & SURVEYS WORLDWIDE, INC.
                           650 Avenue of the Americas
                            New York, New York 10011






                                                  October 1, 1997



Mr. Carl Ravitch
2602 Woodsview Drive
Bensalem, PA  19020

Dear Carl:

         Reference is made to an Employment Agreement between you and Audits & Surveys Worldwide, Inc. (the "COMPANY") dated as of March 24, 1995, as amended on March 25, 1997 and June 30, 1997 (as so amended, the "EMPLOYMENT AGREEMENT"). It is hereby agreed that notwithstanding anything to the contrary contained in the Employment Agreement, in the event of a change in control of the Company (as defined below), you may, if you so desire, terminate your employment with the Company; provided, however, that the provisions of Paragraphs 10, 11 and 12 of the Employment Agreement shall remain in full force and effect as if the Employment Agreement had continued in effect during the entire Employment Term (as such term is defined in the Employment Agreement); and further provided, that the term "affiliate", as used in Paragraph 10(b) of the Employment Agreement, shall include INTELECT ASW Marketing Services, LLC during the Employment Term.

         For purposes of this letter agreement, the term "change of control" shall mean (i) an event or series of events by which any person or entity or group of persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 50% or more of the voting power of the Company; (ii) the Company is merged with or into another entity with the effect that immediately after such transaction the stockholders or other equity holders of the Company immediately prior to such transaction hold less than a majority of the combined voting power of the entity surviving such transaction; or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any other person or group of persons.

Mr. Carl Ravitch                      -2-                        October 1, 1997



         Except as set forth herein, the Employment Agreement shall remain in full force and effect.

         If the foregoing sets forth our understanding, please confirm the same by so indicating below.

                                             Very truly yours,

                                             AUDITS & SURVEYS WORLDWIDE, INC.


                                             By: /s/ H. Arthur Bellows
                                                -------------------------------
                                                  H. Arthur Bellows,  President
CONFIRMED AND AGREED TO:


  /s/ Carl Ravitch
-----------------------------
        Carl Ravitch